               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   REX STORES CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 4, 1998

     The Annual Meeting of Shareholders of REX Stores Corporation will be held at the Dayton Racquet Club, Kettering Tower, Dayton, Ohio on Thursday, June 4, 1998, at 2:00 p.m., for the following purposes:

          1. Election of five members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

          2. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 17, 1998 will be entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors
                                          EDWARD M. KRESS
                                          EDWARD M. KRESS
                                          Secretary

Dayton, Ohio
May 1, 1998

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE
        ENVELOPE PROVIDED.

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                                  MAILING DATE
                                  MAY 1, 1998

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX Stores Corporation, a Delaware corporation (the 'Company'), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on June 4, 1998 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

     The Company has one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 7,708,322 shares outstanding as of April 17, 1998. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 17, 1998 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of the Company.

     Tibor Fabian, a member of the Board of Directors since 1984, died in December 1997. The Board of Directors will miss the friendship, counsel and insight that Dr. Fabian has given to the Company over his years of service. As a result of Dr. Fabian's death, the size of the Board was reduced from six to five members.

     If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Set forth below is certain information with respect to the nominees for director.

     STUART ROSE, 43, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc. ('Rex Radio & TV'), Kelly & Cohen Appliances, Inc. ('Kelly & Cohen') and Stereo Town, Inc. ('Stereo Town'). Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio & TV, which he founded in 1980 to acquire the stock of a corporation which operated four retail stores.

     LAWRENCE TOMCHIN, 70, has been the President and Chief Operating Officer of the Company since 1990. From 1984 to 1990, he was the Executive Vice President and Chief Operating Officer of the Company. Mr. Tomchin has been a director of the Company since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio & TV in 1980 and served as Executive Vice President of Rex Radio & TV after the acquisition.

     ROBERT DAVIDOFF, 71, has been a director of the Company since 1984. Mr. Davidoff has been employed by Carl Marks & Co., Inc., an investment banking firm, since 1950 and currently is Vice President in charge of corporate finance. Mr. Davidoff is also a general partner of CMNY Capital, L.P., a limited partnership and successor in interest through liquidation to CMNY Capital Company, Inc., a small business investment company of which Mr. Davidoff was Vice President. Mr. Davidoff is also a director of Sidari Corp., Hubco Exploration, Inc., Paging Partners Corp., Marisa Christina, Inc. and Audio Communications Network, Inc.

     EDWARD KRESS, 48, has been the Secretary of the Company since 1984 and a director of the Company since 1985. Mr. Kress has been a partner of the law firm of Chernesky, Heyman & Kress P.L.L., counsel for the Company, since 1988. From 1985 to 1988, Mr. Kress was a member of the law firm of Smith & Schnacke. Mr. Kress has practiced law in Dayton, Ohio since 1974.

     LEE FISHER, 46, has been a director of the Company since 1996. Mr. Fisher has been a partner of the law firm of Hahn Loeser & Parks LLP since 1995. Mr. Fisher served as Ohio Attorney General from 1991 to 1995, State Senator, Ohio General Assembly, from 1983 to 1991, and State Representative, Ohio General Assembly, from 1981 to 1983. Mr. Fisher also practiced law with Hahn Loeser & Parks from 1978 to 1991.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board has no nominating committee.

     The Executive Committee (of which Messrs. Rose and Tomchin are members) is empowered to exercise all the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends.

     The Audit Committee (of which Mr. Davidoff is a member) meets with Company personnel and with representatives of the Company's independent public accountants to review internal auditing procedures and matters relating to the annual audit of the Company's financial statements. The committee also annually recommends to the Board of Directors the appointment of independent public accountants.

     The Compensation Committee (of which Mr. Davidoff is a member) establishes the Company's executive compensation policies and administers the Company's stock option plans. See 'Compensation Committee Report on Executive Compensation.'

     The Executive Committee did not meet but took action by unanimous written consent six times during the fiscal year ended January 31, 1998. The Audit Committee met once during the fiscal year ended January 31, 1998. The Compensation Committee met once and took action by unanimous written consent three times during the fiscal year ended January 31, 1998.

     The Board of Directors held one meeting and took action by unanimous written consent once during the fiscal year ended January 31, 1998. Each incumbent director attended all meetings of the Board of Directors and Board Committees on which he served.

DIRECTOR COMPENSATION

     Directors who are not officers or employees of the Company may receive a fee of up to $1,000 plus reasonable expenses for each meeting of the Board attended.

     Nonemployee directors are eligible to receive grants of stock options under the Company's 1995 Omnibus Stock Incentive Plan. Under the Plan, on the date of each annual meeting of the Company's shareholders, each nonemployee director is awarded a nonqualified stock option to purchase a number of shares of Common Stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each nonqualified option is the fair market value of the Common Stock on the date of grant. The options are exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant. For fiscal 1998, each nonemployee director was granted an option to purchase 9,638 shares at an exercise price of $10.375 per share.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years ended January 31.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                          ANNUAL COMPENSATION       SECURITIES
                  NAME AND                              -----------------------     UNDERLYING          ALL OTHER
             PRINCIPAL POSITION                 YEAR    SALARY ($)    BONUS ($)     OPTIONS(#)     COMPENSATION ($)(1)
---------------------------------------------   ----    ----------    ---------    ------------    -------------------
Stuart Rose .................................   1998      154,500      298,000         20,000                0
  Chairman of the Board and Chief Executive     1997      154,500      284,600          5,961                0
  Officer                                       1996      154,500      544,000        456,552                0
Lawrence Tomchin ............................   1998      154,500      139,350         20,000                0
  President and Chief Operating Officer         1997      154,500      133,050          6,557                0
                                                1996      154,500      254,500        157,207                0
Douglas Bruggeman ...........................   1998       98,400       15,400         57,207              200
  Vice President -- Finance and Treasurer       1997       96,800       14,700         15,000              200
                                                1996       91,067       27,900         12,207              200

------------

(1) Amounts in this column represent employer matching contributions on behalf of the named executive under the Company's Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

     Stuart Rose and Lawrence Tomchin have entered into Employment Agreements with Rex Radio & TV. The Agreements provide that Mr. Rose and Mr. Tomchin are each entitled to an annual salary of $154,500, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. Each Agreement is for a term of three years commencing January 1, 1997 and is automatically renewed for additional one-year terms until Mr. Rose's or Mr. Tomchin's resignation, death, total disability or termination of employment for cause, unless earlier terminated by either party upon 180 days written notice.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended January 31, 1998.

                                                           INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                          ----------------------------------------------------     VALUE AT ASSUMED
                                           NUMBER OF      % OF TOTAL                             ANNUAL RATES OF STOCK
                                          SECURITIES       OPTIONS                                PRICE APPRECIATION
                                          UNDERLYING      GRANTED TO     EXERCISE                   FOR OPTION TERM
                                            OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
                  NAME                    GRANTED (#)    FISCAL YEAR      ($/SH)       DATE       5% ($)      10% ($)
----------------------------------------  -----------   --------------   --------   ----------   ---------   ---------
Stuart Rose.............................     20,000(2)        7.9         10.375       6/6/07      130,496     330,702

Lawrence Tomchin........................      9,500(1)                    10.375       6/6/07       61,985     157,083
                                             10,500(2)        7.9         10.375       6/6/07       68,510     173,618

Douglas Bruggeman.......................      9,500(1)                    10.375       6/6/07       61,985     157,083
                                             10,500(2)        7.9         10.375       6/6/07       68,510     173,618
                                              5,000(3)                     8.125       5/6/02       11,654      25,895
                                             10,000(3)                     8.125       5/6/06       45,842     113,533
                                              5,000(3)                     8.125       7/6/01        9,578      20,835
                                              7,207(3)                     8.125       7/6/05       29,401      71,145
                                              5,000(3)                     8.125       4/5/00        6,599      13,897
                                              5,000(3)       10.3          8.125      6/24/99        4,911      10,168

------------

(1) Incentive stock options granted pursuant to the Company's 1995 Omnibus Stock Incentive Plan (the 'Omnibus Plan'). These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was June 6, 1997.

(2) Nonqualified options granted pursuant to the Omnibus Plan. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was June 6, 1997.

(3) Options repriced during fiscal 1998. Percent of total reflects percent of total options repriced. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of original grant. The original grant dates were May 6, 1996, May 6, 1996, July 6, 1995, July 6, 1995, April 5, 1994 and June 24, 1993, respectively. See 'Report on Repricing of Options.'

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of stock options during fiscal 1998 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL YEAR-END      IN-THE-MONEY OPTIONS AT
                                        SHARES                                 (#)                 FISCAL YEAR-END ($)(1)
                                     ACQUIRED ON       VALUE       ---------------------------   ---------------------------
               NAME                  EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  ------------   ------------   -----------   -------------   -----------   -------------
Stuart Rose........................     13,223           23,967      761,069        333,707       2,025,000              0
Lawrence Tomchin...................     15,685           60,779      439,950        133,927       1,478,805              0
Douglas Bruggeman..................      5,000           19,375       19,883         42,324          46,016         44,648

------------

(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at January 31, 1998.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was comprised during fiscal 1998 of Robert Davidoff, and Tibor Fabian until his death, both outside directors of the Company. This Committee establishes policies relating to compensation of executive officers of the Company and administers the Company's 1995 Omnibus Stock Incentive Plan (the 'Omnibus Plan').

EXECUTIVE COMPENSATION POLICIES

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate base salary with annual bonuses based upon corporate and individual performance, supplemented with long-term equity-based incentive awards.

     Base salary is intended to be set at a level below the base salaries paid to executives of similarly-sized companies within the industry and the peer group. Salaries for executive officers are reviewed by the Committee on an annual basis, subject to the terms of any existing employment agreements.

     Annual bonuses are intended to comprise a substantial portion of each senior executive officer's annual cash compensation and are based upon corporate financial performance. For fiscal 1998, the Committee established the amount of the Company's pre-tax earnings as a percentage of net sales (the 'Pre-Tax Earnings Percentage') as the performance measure for determining senior executives' bonuses. Annual bonuses for the executive officers other than senior executives are established by the Chief Executive Officer based on his assessment of the individual's performance.

     Long-term incentive awards are made in the form of periodic grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and other stock-based awards pursuant to the Omnibus Plan. The Committee feels that stock options and other stock-based awards are an effective long-term incentive for executive officers to create value for shareholders, since their value bears a direct relationship to the Company's stock price. Stock options are granted at the fair market value of the underlying shares at the date of grant (unless otherwise required by applicable law), and generally vest in installments over multiple years. During fiscal 1998, incentive stock options were granted under the Omnibus Plan to 51 employees, including two executive officers, and nonqualified stock options were granted to seven officers, including three executive officers, based primarily on the individual's contribution to the Company's growth and profitability.

CEO COMPENSATION

     Stuart Rose, the Chairman and Chief Executive Officer of the Company, received a base salary of $154,500 in fiscal 1998 pursuant to the terms of his employment agreement.

     Mr. Rose earned a cash bonus of $298,000 in fiscal 1998, compared to his fiscal 1997 cash bonus of $284,600. This increase was based on the fiscal 1998 Pre-Tax Earnings Percentage of 2.98% (compared to the fiscal 1997 Pre-Tax Earnings Percentage of 2.846%). In determining Mr. Rose's cash bonus, the Committee utilized a measure of a $100,000 cash bonus for each Pre-Tax Earnings Percentage point.

     Mr. Rose was granted 20,000 nonqualified stock options under the Omnibus Plan in fiscal 1998 at an exercise price of $10.375 per share, which was the fair market value of the underlying shares on the date of grant. The number of options granted to Mr. Rose equaled the aggregate option grants to each of the other executive officers.

INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the corporation's chief executive officer or any of its four other most highly compensated executive officers. Based on current compensation levels and the present structure of the Company's compensation programs, the Company believes that the annual compensation paid to its executive officers will not exceed or otherwise be subject to the deduction limitation, other than with the possible exception of the nonqualified executive stock options granted in 1993. Depending upon the number of options exercised by a senior executive officer in a particular year and the value of the underlying shares at that time, exercise of the 1993 nonqualified executive stock options could result in the individual's annual compensation exceeding the $1 million deduction limitation.

                                          ROBERT DAVIDOFF

REPORT ON REPRICING OF OPTIONS

     The Company has utilized stock options as a key element in its executive compensation program to provide directors, officers and other key employees with long-term incentive to create value for shareholders. Due to a decline in the market price of the Company's Common Stock in fiscal 1997 in part due to external factors, including an overall earnings downturn in the consumer electronics retailing industry, certain options outstanding under the Company's stock option plans were exercisable at prices substantially in excess of the current price of the Common Stock. In order to restore the incentive value to such options and to actively encourage key employees to remain with the Company, and in recognition that many of the employees holding such options would earn less in fiscal 1998 due to the industry slowdown, in February 1997 the Compensation Committee approved the repricing of all outstanding 'out-of-the-money' employee stock options, other than options held by persons who are directors of the Company, by amending the exercise price to the then current market price of $8.125 per share. All other terms and conditions of these options remained the same. Out-of-the-money stock options held by employees who are members of the Board of Directors (Messrs. Rose and Tomchin) and options held by nonemployee directors were not repriced.

                                          ROBERT DAVIDOFF

                           TEN-YEAR OPTION REPRICINGS

     The following table sets forth information concerning all repricings of stock options held by executive officers of the Company during the last ten completed fiscal years.

                                                    NUMBER OF                                               LENGTH OF
                                                   SECURITIES    MARKET PRICE     EXERCISE                  ORIGINAL
                                                   UNDERLYING    OF STOCK AT      PRICE AT                 OPTION TERM
                                                     OPTIONS       TIME OF        TIME OF        NEW      REMAINING AT
                                                   REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE      DATE OF
                                                     AMENDED      AMENDMENT      AMENDMENT      PRICE     REPRICING OR
                 NAME                     DATE         (#)           ($)            ($)          ($)        AMENDMENT
--------------------------------------- --------   -----------   ------------   ------------   --------   -------------
Douglas Bruggeman ..................... 02/26/97       5,000         8.125         15.25         8.125    5 yrs, 2 mos.
  Vice President -- Finance and         02/26/97      10,000         8.125         15.25         8.125    9 yrs, 2 mos.
  Treasurer                             02/26/97       5,000         8.125         13.875        8.125    4 yrs, 4 mos.
                                        02/26/97       7,207         8.125         13.875        8.125    8 yrs, 4 mos.
                                        02/26/97       5,000         8.125         17.25         8.125    3 yrs, 1 mos.
                                        02/26/97       5,000         8.125         13.00         8.125    2 yrs, 4 mos.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and a peer index comprised of three selected publicly traded consumer electronics retailers (*) for the period commencing January 31, 1993 and ended January 31, 1998. The graph assumes an investment of $100 in the Company's Common Stock and each index on January 31, 1993 and reinvestment of all dividends.

                            REX STORES CORPORATION
                    Comparison of Five Year Total Return
              (REX Stores Corporation, S&P 500 and Peer Group)

                              [PERFORMANCE GRAPH]


                          1/31/93    1/31/94    1/31/95    1/31/96    1/31/97    1/31/98
REX Stores Corporation      100        204        164        130         81        101
S&P 500 Index               100        113        113        157        199        252
Peer Group - Industry*      100        108         74         39         26         24

------------

* The peer group is comprised of The Good Guys, Inc., Campo Electronics, Appliances and Computers, Inc. and Sun Television & Appliances, Inc.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, as of April 17, 1998 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and those persons or groups known by the Company to own more than 5% of the Company's Common Stock.

     For purposes of this table, a person is considered to 'beneficially own' any shares if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 17, 1998) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

                                                                                                 COMMON STOCK
                                                                                              BENEFICIALLY OWNED
                                                                                            -----------------------
                                    NAME AND ADDRESS                                         NUMBER      PERCENT(1)
-----------------------------------------------------------------------------------------   ---------    ----------
Stuart Rose(2) ..........................................................................   2,208,202       26.0%
  2875 Needmore Road
  Dayton, Ohio 45414
Lawrence Tomchin(3) .....................................................................     531,052        6.5%
  2875 Needmore Road
  Dayton, Ohio 45414
Robert Davidoff(4) ......................................................................     334,185        4.3%
  135 East 57th Street, 27th Floor
  New York, New York 10022
Edward Kress(5) .........................................................................      55,487       *
  1100 Courthouse Plaza S.W.
  Dayton, Ohio 45402
Lee Fisher(6) ...........................................................................       4,316       *
  3300 BP America Building
  200 Public Square
  Cleveland, Ohio 44114
Douglas Bruggeman(7) ....................................................................      45,383       *
  2875 Needmore Road
  Dayton, Ohio 45414
All directors and executive officers as a group (6 persons)(8)...........................   3,178,625       35.5%
FMR Corp.(9)  ...........................................................................     834,400       10.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
Granahan Investment Management, Inc.(10) ................................................     591,000        7.2%
  275 Wyman Street, Suite 270
  Waltham, Massachusetts 02154
The TCW Group, Inc.(11) .................................................................     573,600        7.2%
  865 South Figueroa Street
  Los Angeles, California 90017
Dimensional Fund Advisors Inc.(12) ......................................................     551,400        7.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

                                                  (table continued on next page)

(table continued from previous page)

                                                                                                 COMMON STOCK
                                                                                              BENEFICIALLY OWNED
                                                                                            -----------------------
                                    NAME AND ADDRESS                                         NUMBER      PERCENT(1)
-----------------------------------------------------------------------------------------   ---------    ----------
Lighthouse Capital Management, Inc.(13) .................................................     528,700        6.7%
  10000 Memorial Drive, Suite 600
  Houston, Texas 77024
Investment Counselors of Maryland, Inc.(14) .............................................     520,000        6.6%
  803 Cathedral Street
  Baltimore, Maryland 21201-5297
Vanguard Explorer Fund, Inc.(15) ........................................................     464,000        5.9%
  P.O. Box 2600
  Valley Forge, Pennsylvania 19482-2600

------------
 * One percent or less.

 (1) Percentages are calculated on the basis of the number of shares outstanding on April 17, 1998 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after April 17, 1998.

 (2) Includes (i) 133,563 shares held by the Stuart Rose Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, president and one of three members of the board of trustees, the other two being members of his immediate family and (ii) 768,816 shares issuable upon the exercise of options.

 (3) Includes 8,333 shares held by Mr. Tomchin's wife and 432,377 shares issuable upon the exercise of options.

 (4) Includes 325,659 shares held of record by CMNY Capital, L.P. and 8,526 shares issuable upon the exercise of options. Mr. Davidoff is a general partner of CMNY Capital, L.P. and has shared voting and investment power with respect to the shares it holds.

 (5) Includes 26,960 shares held by Mr. Kress as co-trustee of two trusts with respect to which Mr. Kress has shared voting and investment power and 8,526 shares issuable upon the exercise of options.

 (6) Includes 4,316 shares issuable upon the exercise of options.

 (7) Includes 22,883 shares issuable upon the exercise of options.

 (8) Includes 1,245,444 shares issuable upon the exercise of options.

 (9) Based on a Schedule 13G filing dated February 14, 1998. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 834,000 shares of Common Stock of the Company as a result of acting as an investment adviser to various registered investment companies. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 834,000 shares owned by the funds, while the power to vote such shares resides solely with the funds' boards of trustees.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(10) Based on a Schedule 13G filing dated January 27, 1998. Granahan Investment Management, Inc. has sole power to vote 10,000 shares and sole power to dispose of 591,000 shares.

(11) Based on a Schedule 13G filing dated February 12, 1998. The TCW Group, Inc. and Robert Day (an individual who may be deemed to control The TCW Group, Inc.) have sole power to vote and dispose of 573,600 shares, which shares are held by Trust Company of the West, TCW Asset Management Company, Oakmont Corporation and Cypress International Partners Limited.

(12) Based on a Schedule 13G filing dated February 9, 1998. Dimensional Fund Advisors, Inc., a registered investment adviser, is deemed to have beneficial ownership of 551,400 shares of Common Stock of the Company as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional Fund Advisors, Inc. has sole power to vote 377,200 shares and sole power to dispose of 551,400 shares. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such shares.

(13) Based on a Schedule 13G filing dated February 6, 1998. Lighthouse Capital Management, Inc. has sole power to vote and dispose of 528,700 shares. Paul
     G. Horton and Kevin P. Duffy disclaim beneficial ownership of all such shares except for the pro rata interest in certain shares held by Lighthouse Capital Management, Inc. of which each is a shareholder.

(14) Based on a Schedule 13G filing dated February 14, 1997. All shares of Common Stock are owned by various investment advisory clients of Investment Counselors of Maryland, Inc., which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and the ability to vote such shares. Investment Counselors of Maryland, Inc. has sole power to vote 480,000 shares and sole power to dispose of 520,000 shares.

(15) Based on a Schedule 13G filing dated February 9, 1998. Vanguard Explorer Fund, Inc. has sole power to vote and shared power to dispose of 464,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 1998 all filing requirements applicable to its directors and executive officers were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Rex Radio & TV leases 10,000 square feet for a store in a strip shopping center in Beavercreek, Ohio, from Stuart Rose/Beavercreek, Inc. The shareholders of Stuart Rose/Beavercreek, Inc. are Stuart Rose and Lawrence Tomchin. The lease term is 10 years plus four additional five year renewal options. Base rent is $82,500 per year during the primary term and increases each renewal term. In consideration of the lease, the Company licensed the REX trade name to Stuart Rose/Beavercreek, Inc. to name the shopping center 'Rex Centre.' The transaction was authorized by the Company's outside directors.

     During fiscal 1998, the Company paid the law firm of Chernesky, Heyman & Kress P.L.L., of which Edward Kress is a partner, a total of $258,809 for legal services.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended January 31, 1998, and has served in that capacity since the Company's incorporation in 1984. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to questions from shareholders and to make a statement if they desire to do so.

     The Board of Directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendations of its Audit Committee. No recommendation of the Audit Committee has been made concerning the appointment of independent public accountants for the fiscal year ending January 31, 1999.

                                 OTHER BUSINESS

SOLICITATION OF PROXIES

     The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

SHAREHOLDER PROPOSALS

     Any proposal by any shareholder intended to be presented at the Company's 1999 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 2875 Needmore Road, Dayton, Ohio

45414 on or before January 1, 1999 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                          By Order of the Board of Directors
                                          EDWARD M. KRESS
                                          EDWARD M. KRESS
                                          Secretary
May 1, 1998
Dayton, Ohio

                                  APPENDIX 1
                                  PROXY CARD


PROXY                        REX STORES CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 4, 1998

The undersigned hereby appoints Stuart Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX STORES CORPORATION, a Delaware corporation (the 'Company'), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 4, 1998 at 2:00 p.m. and any adjournments thereof.

1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below                    [ ] WITHHOLD AUTHORITY to vote for all
                                                         nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME BELOW.

             Stuart Rose, Lawrence Tomchin, Robert Davidoff, Edward Kress, Lee Fisher

2. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                               (Continued, and to be signed, on the other side.)

(Continued from reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR PROPOSAL 1.

                                                  DATED  ................ , 1998
                                                   .............................
                                                   .............................
                                                           (Signatures)
                                                  SHAREHOLDERS SHOULD DATE THIS
                                                  PROXY AND SIGN HERE EXACTLY AS
                                                  NAME(S) APPEARS HEREON. IF
                                                  STOCK IS HELD JOINTLY, BOTH
                                                  OWNERS SHOULD SIGN THIS PROXY.
                                                  EXECUTORS, ADMINISTRATORS,
                                                  TRUSTEES, GUARDIANS AND OTHERS
                                                  SIGNING IN A FIDUCIARY
                                                  CAPACITY SHOULD INDICATE THEIR
                                                  FULL TITLE IN SUCH CAPACITY.